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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form F-4 of Logitech International SA of our report dated October 8, 1999 relating to the financial statements of Connector Resources Unlimited, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
February 23, 2001